Exhibit 10.10

FIRST MODIFICATION TO PROMISSORY NOTE

This first modification to PROMISSORY NOTE (this “Modification”) is entered into as of June 24, 2016 (the “Effective Date”), by and between APPLIED OPTOELECTRONICS, INC., a Delaware corporation (the “Borrower”), and EAST WEST BANK, as Lender (the “Lender”).

W I T N E S S E T H

WHEREAS, the Borrower is currently indebted to the Lender pursuant to the terms and conditions of that certain Promissory Note in the maximum principal amount of $5,000,000, executed by the Borrower and payable to the order of the Lender, dated as of July 31, 2014, as modified from time to time (the “Note”), which Note is subject to the terms and conditions of the Business Loan Agreement between the Borrower and the Lender, dated as of July 31, 2014, as amended from time to time (the “Business Loan Agreement”);

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1. Subsection (i) of the paragraph entitled “The LIBOR Borrowing Rate” set forth in the exhibit entitled “LIBOR Interest Rate Option” attached to the Note and incorporated by reference therein is hereby deleted in its entirety, and the following is substituted therefor:

“The LIBOR Borrowing Rate is the LIBOR Rate plus 2.0% per annum.”

2. The effective date of the change set forth herein shall be the Effective Date.

3. Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. All terms defined in the Note or the Business Loan Agreement shall have the same meaning when used in this Modification. This Modification and the Note shall be read together, as one document.

4. The Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

5. This Modification may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Modification.

6. This Modification shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

APPLIED OPTOELECTRONICS, INC., a Delaware corporation

By: /s/ CHIH-HSIANG (THOMPSON) LIN
Name: CHIH-HSIANG (THOMPSON) LIN
Title: President and CEO

EAST WEST BANK, as Agent and a Lender

By: /s/ LINDA LEE
Name: LINDA LEE
Title:First Vice President

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